REVOCABLE PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                      OF MOUNTAIN FINANCIAL HOLDING COMPANY

                                                   October 28, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints James P. Oaks and Charles A. Oaks, and either of them, as proxies of the undersigned with full power of substitution to vote as designated below all shares of Common Stock of Mountain Financial Holding Company ("Company Common Stock") that the undersigned held of record on September 8, 1998, at the special meeting of shareholders of Mountain Financial Holding Company (the "Company") to be held on October 28, 1998, or at any postponement or adjournment thereof with respect to the following:

         1. A proposal to approve the Agreement and Plan of Reorganization dated May 14, 1998, among the Company, its wholly-owned subsidiary Mountain National Bank (the "Bank"), Zions Bancorporation ("Zions"), Val Cor Bancorporation, Inc. ("Val Cor"), a wholly-owned subsidiary of Zions, and Vectra Bank Colorado, National Association (successor-in-interest to Bank Colorado, National Association)("Vectra Bank"), Val Cor's wholly-owned subsidiary, an Agreement of Merger between the Company and Val Cor and an Agreement of Merger between Vectra Bank and the Bank (collectively, the "Plan of Reorganization"), whereby the Company will merge into Val Cor, with Val being the surviving national banking association. The terms and conditions of the Plan of Reorganization are set forth in the accompanying Proxy Statement/Prospectus.

         [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

         2. Other matters. The Proxyholder, in his discretion, is authorized to vote on such other business as may properly come before the Special Meeting and any adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF REORGANIZATION.

Dated: _________, 1998                      ______________________________
                                                             Signature

                                            ------------------------------
[label]                                                      Printed Name

                                           Each  person  whose  name  is on  the
                                           Company   Common  Stock   certificate
                                           should  sign below in the same manner
                                           in which such  person's name appears.
                                           If  signing  as  a  fiduciary,   give
                                           title.  A  corporation  must sign its
                                           name  by  the   president   or  other
                                           authorized  officer.   All  co-owners
                                           must sign.